EXHIBIT 10.12

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2005 Annual Report on Form 10-K

AMENDED AND RESTATED

DIRECTOR’S PREMIUM OPTION AND STOCK GRANT PROGRAM

Effective  August 10, 2005

As Amended and Restated

Effective 8-10-05

BRIGGS & STRATTON CORPORATION

DIRECTOR’S PREMIUM OPTION AND STOCK GRANT PROGRAM

As adopted by the Board of Directors on April 21, 2004 and amended on October 20, 2004 and August 10, 2005

2

BRIGGS & STRATTON CORPORATION

DIRECTOR’S PREMIUM OPTION AND STOCK GRANT PROGRAM

1.0                                 Objectives

The Director’s Premium Option and Stock Grant Program (“Program”) is designed to tie the interests of the Company’s directors to the long term market value added performance of the Company.  In this way, the objectives of directors will be more closely aligned with those of the Company’s Shareholders.  The Program will allow nonemployee directors to participate in the long-term appreciation in the equity value of the Company.  In general, the Program is structured such that each nonemployee director receives unrestricted shares and premium options on the Company’s Stock (“PSOs”) as elements of annual compensation.  The PSOs become exercisable after they have been held for three years, and they expire at the end of five years.  The PSOs are structured so that a fair return must be provided to the Company’s Shareholders before they become valuable.

2.0                                 Administration

The Program shall be administered by the Board of Directors (“Board”).

3.0                                 Stock Subject to Plan

The total number of shares reserved and available for distribution as PSOs under the Program with respect to fiscal 2005 and subsequent years shall be 200,000 shares of the Company’s common stock, par value $0.01 per share (“Stock”).  Such shares may consist, in whole or in part, of treasury or market purchase shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Program, and in the number and option price of shares subject to outstanding PSOs, as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

4.0                                 Eligibility

Each nonemployee director of the Company shall be eligible to participate in the Program.

5.0                                 Stock Grant

For fiscal 2005 and subsequent fiscal years, each nonemployee director of the Company who serves as a director through the end of the fiscal year shall receive 400 shares of the Company’s Stock and 4,000 PSOs.

PSO grants shall be evidenced by option agreements, the terms and provisions of which shall be determined by this Program or the Board.  These grants will be awarded at the same time the Company awards grants to Senior Executives.  The PSOs shall constitute non-qualified stock options.  Unrestricted shares will be awarded when the PSOs are awarded.

No PSO shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all PSOs shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

If an optionee’s service as a director terminates by reason of death, any PSO held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, for a period of one year (or such other period as the Board may specify at grant) from the date of such death or until the expiration of the stated term of such PSO, whichever period is shorter.

When an optionee’s service as a director terminates due to reaching the mandatory retirement age or due to retirement upon reaching the end of the term for which elected, a PSO held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such retirement or on such accelerated basis as the Board may determine, for a period of three years (or such shorter period as the Board may specify at grant) from the date of such retirement or until the expiration of the stated term of such PSO, whichever period is shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised PSO held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such PSO, whichever period is shorter.

When an optionee’s service as a director terminates for any reason other than death or retirement as described above, unless otherwise determined by the Board at grant, the PSO shall thereupon terminate, except that such PSO, to the extent then exercisable, may be exercised for the lesser of three months or the balance of the term.  Notwithstanding the foregoing, if an optionee’s service as a director terminates at or after a Change in Control (as defined in the Company’s Stock Incentive Plan), other than by death or retirement (as described above), any PSO held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such PSO’s term.

6.0                                 Term

All PSOs shall be exercisable beginning on the third anniversary of the date of grant, and shall terminate on the fifth anniversary of the date of grant, unless sooner exercised or the Board determines other dates at grant.

7.0                                 Exercise Price

The exercise price for PSOs granted hereunder shall be the exercise price for PSOs granted under the Premium Option and Restricted Stock Program for Senior Executives for that fiscal year.

8.0                                 Definitions

All capitalized terms used herein that are not otherwise defined shall have the same meaning given to them in the EVA Plan, Premium Option and Stock Award Program or Incentive Compensation Plan.

9.0                                 Amendments and Termination

The Board may amend, alter, or discontinue the Program but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a PSO granted without the optionee’s or recipient’s consent.

The Board may amend the terms of any PSO theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent.

Subject to the above provisions, the Board shall have authority to amend the Program to take into account changes in law and tax and accounting rules, as well as other developments.

10.0                           Unfunded Status of Program

It is presently intended that the Program constitute an “unfunded” plan for incentive and deferred compensation.  The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Program to deliver Stock; provided, however, that, unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Program.

11.0                           General Provisions

(a)                                  The Board may require each person purchasing shares pursuant to a PSO grant to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof.

All certificates for shares of Stock or other securities delivered under the Program shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)                                 Nothing contained in this Program shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its nonemployee directors.

(c)                                  The adoption of the Program shall not confer upon any director any right to continue to serve as a director.

(d)                                 The Program and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.